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EXHIBIT 10.1


                                 AMENDMENT NO. 1
                                       TO
                           MASTER REPURCHASE AGREEMENT
                             AND SUPPLEMENTAL TERMS


                                                         Dated as of May 1, 1998

Among:

         Merrill Lynch Mortgage Capital Inc.

and

         Merrill Lynch Credit Corporation

and

         PacificAmerica Securities, Inc.

     1. APPLICABILITY. This Amendment No. 1 (the "Amendment") to the Master Repurchase Agreement dated as of October 31, 1997 (the "Master Repurchase Agreement") and the Supplemental Terms thereto set forth in Annex I (the "Supplemental Terms" and collectively with the Master Repurchase Agreement, the "Agreement") modifies the Agreement and the terms and conditions under which the parties hereto and thereto, from time to time, enter into transactions.

     2. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment shall, for purposes of this Agreement, be deemed to have such modified definitions.

     3. MAXIMUM TRANSACTION AMOUNT. Paragraph 20(a) of the Supplemental Terms is hereby amended by deleting "$120,000,000" and substituting "$60,000,000" therefor and the following shall be added at the end of such Paragraph 20(a):

         "; provided, however, that if the aggregate outstanding Repurchase Price for the Purchased Securities that are Mortgage Loans shall at any time exceed $60,000,000, all provisions of the Agreement, as amended, shall apply to the actual amount of such aggregate outstanding Repurchase Price as though such amount were specifically set forth in Paragraph 20(a) of the Supplemental Terms."

     4. TERMINATION. Notwithstanding any provisions of the Agreement to the contrary, the Agreement as amended hereby and all Transactions outstanding thereunder shall terminate automatically without any requirement for notice on the date occurring on the earlier of (i) December 31, 1998 and (ii) the written agreement of Seller and Buyer; provided, however, that notwithstanding the foregoing, the Agreement as amended hereby shall continue in full force and effect until any outstanding Repurchase Price has been paid in full.



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     5. GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York without given effect to the conflict of law principles thereof.

     6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     7. RATIFICATION AND CONFIRMATION. As amended hereby, the Agreement is hereby in all respects ratified and construed as one and the same instrument.

MERRILL LYNCH MORTGAGE                      PACIFICAMERICA SECURITIES, INC.
  CAPITAL INC.
By:_______________________________          By:_________________________________

Title:____________________________          Title:______________________________

Date:_____________________________          Date:_______________________________


MERRILL LYNCH CREDIT
  CORPORATION

By:_______________________________

Title:____________________________

Date:_____________________________